Exhibit 99.2

Press Release

Gentiva Health Services to Acquire Odyssey HealthCare, Creating A Leading US Hospice Care Provider

- All-cash Transaction for $27 per Odyssey Share

- Conference call scheduled for today, May 24, at 10:00 a.m. ET -

ATLANTA & DALLAS, May 24, 2010 — Gentiva Health Services, Inc. (Nasdaq: GTIV) (“Gentiva” or “the Company”) and Odyssey HealthCare, Inc. (Nasdaq: ODSY) (“Odyssey”) announced today that they have entered into a definitive merger agreement whereby Gentiva will acquire Odyssey in an all cash transaction for a price of $27 per share of Odyssey common stock, for an aggregate purchase price of approximately $1.0 billion.

Founded in 1996 and based in Dallas, Texas, Odyssey is one of the leading providers of hospice care in the US in terms of both average daily patient census and number of locations. Gentiva, which is among the leading home healthcare providers in the US, anticipates that the combination of Odyssey’s and Gentiva’s existing hospice operations will create a leading hospice care provider in the US, with a combined average daily patient census of approximately 14,000 and operations in 30 states. Additionally, we anticipate the combination of the two companies will create the largest US healthcare provider focused on home health and hospice services.

Based on results from continuing operations for the respective companies’ 2009 fiscal years, we anticipate that the combination of Gentiva and Odyssey will create a company with more than $1.8 billion in annual revenue, comprised of approximately 60% in home healthcare revenue and approximately 40% in hospice revenue. Gentiva expects the transaction to be accretive to adjusted earnings per share, exclusive of one-time costs, within the first 12 months following closing.

“We are delighted to welcome the Odyssey employees to the Gentiva family,” said Gentiva CEO and President Tony Strange. “The combination of the two companies clearly positions us as a leader in both home health and hospice care in the United States. The two companies share similar geography between Gentiva’s home health operations and Odyssey’s hospice operations, with very little overlap between the two companies’ hospice programs. We believe that Odyssey is the nation’s premiere hospice provider and we are excited to partner with an organization that shares our commitment to quality patient care.”

“This agreement represents an exciting opportunity to provide Odyssey’s stockholders with significant, immediate and certain value, while also accelerating our strategy,” said Robert A. Lefton, President and Chief Executive Officer of Odyssey HealthCare. “With Gentiva, we are bringing together two complementary businesses that are positioned for continued leadership in the hospice industry. We believe Gentiva shares our commitment for compassionate, personalized care, and we look forward to better serving our patients and their families with the enhanced resources and depth of the combined company.”

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The transaction was unanimously approved by the Board of Directors of Gentiva. Odyssey’s Board of Directors has also unanimously approved the agreement and recommended that Odyssey’s shareholders approve the merger.

The transaction is expected to close in the third quarter of 2010 and is subject to standard closing conditions, including regulatory approvals and clearance under the Hart-Scott-Rodino Act as well as approval by Odyssey’s stockholders. Gentiva expects to raise approximately $1.1 billion in new debt financing to fund the purchase price and to refinance existing debt. The Company has secured a financing commitment for the transaction from a syndicate of leading financial institutions, including BofA Merrill Lynch, Barclays Bank PLC, General Electric Capital Corporation, and SunTrust Bank and SunTrust Robinson Humphrey, Inc.

Edge Healthcare Partners, LLC, a division of Edge Corporate Finance, LLC is acting as financial advisor to Gentiva. Greenberg Traurig, LLP is acting as legal advisor to Gentiva. BofA Merrill Lynch and Barclays Capital Inc. served as advisors to Gentiva and both firms are serving in lead advisor roles with respect to the financing of the transaction.

Goldman, Sachs & Co. is acting as financial advisor to the Board of Directors of Odyssey. K&L Gates LLP is acting as legal advisor to Odyssey.

Cahill Gordon & Reindel LLP is acting as legal advisor to the financing sources.

Conference Call and Webcast Details

The Company will comment further on the transaction during a conference call and live webcast to be held Monday, May 24, 2010 at 10:00 a.m. Eastern Time. To participate in the call from the United States, Canada or an international location, dial (973) 935-2408 and reference call # 77766759. The webcast is an audio-only, one-way event. Webcast listeners who wish to ask questions must participate in the conference call. Log onto http://investors.gentiva.com/events.cfm to hear the webcast. A replay of the call will be available on May 24, beginning at approximately 1:00 p.m. ET, and will remain available continuously through May 31. To listen to a replay of the call from the United States, Canada or international locations, dial (800) 642-1687 or (706) 645-9291 and enter the following PIN at the prompt: 77766759. Visit http://investors.gentiva.com/events.cfm to access the webcast archive. This press release is accessible at http://investors.gentiva.com/releases.cfm and a transcript of the conference call is expected to be available on the site within 48 hours after the call.

About Odyssey HealthCare, Inc.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is a leading provider of home health and hospice services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. For more information, visit Gentiva’s web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com. GTIV-G

Additional Information and Where to Find It

Odyssey intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the transaction. The definitive proxy statement will be sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the transaction, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, or from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Odyssey Web site www.odsyhealth.com under “Investor Relations— InfoRequest”.

Participants in the Solicitation

Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the transaction. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Odyssey intends to file with the SEC.

Forward-Looking Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Gentiva and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in Gentiva’s SEC reports, including but not limited to the risks described in Gentiva’s Annual Report on Form 10-K for its fiscal year ended January 3, 2010. Gentiva assumes no obligation and does not intend to update these forward-looking statements.

For Further Information

For Gentiva:

Financial and Investor Contact:

Eric Slusser
770-951-6101
eric.slusser@gentiva.com
or	Brandon Ballew
770-221-6700
brandon.ballew@gentiva.com

Media Contact:

Scott Cianciulli
Brainerd Communicators
212-986-6667
cianciulli@braincomm.com

For Odyssey HealthCare:

Investors:

R. Dirk Allison
Senior Vice President and Chief Financial Officer, Odyssey HealthCare, Inc.
214-922-9711

Media:

Andy Brimmer / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449